Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2021, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd.
7575 Corporation
791, 801, AND 803 W. Big Beaver Road, LLC
AM-HBAN Solar Trust (Delaware)
CFC-HBAN Solar Trust (Delaware)
AFL-HBAN Solar Trust (Delaware)
GC1-HBAN Solar Trust
CASCADE Holdings, LLC (Illinois)
CE Capital, LLC (Minnesota)
CHEMBACO, LLC (Michigan)
Community Bank Insurance Agency, Inc. (Michigan)
CREPD, LLC
FirstMerit Advisors, Inc.
FirstMerit Community Development Corporation
FirstMerit Securities, Inc.
FirstMerit Title Agency, LTD.
FMRC, Inc. (Delaware)
Forty-One Corporation
Haberer Registered Investment Advisor, Inc.
HBI Payments Holdings, Inc.
Fourteen Corporation
Gateway One Lending & Finance, LLC (Delaware)
HBI Specialty Insurance, Inc.
HBI Title Services, Inc.
HCFFL, LLC (Nevada)
Henry Acquisitions, Inc.
HLFB, Inc. (Nevada)
HMFAL, LLC
HMFAL II, LLC
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPAL II, LLC (Nevada)
HPCDS, Inc. (Nevada)
HPCF Corporation (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
HREIC Holdings, LLC
Huntington Bancshares Financial Corporation
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)

Huntington Capital Financing OREO, Inc. (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)
Huntington Equity Investments, LLC
Huntington Finance LLC
Huntington Funding, LLC (Delaware)
Huntington Insurance, Inc.
Huntington LT (Delaware)
Huntington Mezzanine Opportunities Inc.
Huntington Municipal Fund, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington Merchant Services, LLC (Delaware)**
Huntington New Markets, CDE, LLC
Huntington Preferred Capital, Inc. *
Huntington Preferred Capital II, Inc.
Huntington Public Capital Corporation (Nevada)
Huntington Residential Mortgage Securities, Inc.
Huntington Securities, Inc.
Huntington Technology Finance, Inc. (Delaware)
Huntington West, Inc. (Delaware)
Huntington Renewable Energy Investments, LLC
Metropolitan Savings Service Corporation
Midwest Funding, LLC (Illinois)
Mobile Consultants, Inc.
Prospect Trust I (Delaware)
Rate Risk Management Advisors, LLC
Red Iron Acceptance, LLC (Delaware)
Red Mountain LLC (Delaware)
Sky Capital LLC (Delaware) *
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
STB Auto Exchange, LLC
TCF Agency Insurance Services, Inc. (Minnesota)
TCF Auto Receivables, LLC (Delaware)
TCF Bank International, Inc. (Minnesota)
TCF Commercial Finance Australia Pty Ltd (New South Wales, Australia)
TCF Commercial Finance Canada, Inc. (Ontario, Canada)
TCF Commercial Finance, LLC (Minnesota)
TCF Commercial Finance New Zealand Limited (Auckland, New Zealand)
TCF Foundation (Minnesota)
TCFIF Joint Venture I, LLC (Minnesota)
TCF Illinois Realty Investments, LLC (Minnesota)
TCF International Operations, Inc. (Minnesota)

TCF Inventory Finance, Inc. (Minnesota)
TCF Investments Management Inc. (Minnesota)
TCF Management Corporation (Minnesota)
TCF Servicing Company, LLC (Minnesota)
TCF Trust (Delaware)
The Derlam Company
The Huntington Capital Investment Company
The Huntington Capital Investment Company II
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Kentucky, LLC (Kentucky)
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington Real Estate Investment Company
The Huntington Real Estate Investment Company II
Thirty-Seven Corporation
Tower Hill Securities, Inc. (Nevada)
Troy BNK Investors LLC
TVPX 2019 MSN 6800199 Business Trust (Utah)
TVPX 9095 Business Trust (Utah)
Unizan Capital, LLC (Delaware) *
Winthrop Resources Holdings I, LLC (Minnesota)
*    - Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**    - Less than 100% owned.